Sub-Item: 77E

LEGAL PROCEEDINGS
Since October 2003,
Federated and related
 entities (collectively,
"Federated"), and various
 Federated funds ("Funds"),
 have been named as
defendants in several class
 action lawsuits now pending
in the United States District
 Court for the District
 of Maryland. The lawsuits
were
purportedly filed on behalf
of people who purchased,
 owned and/or redeemed
shares of Federated-sponsored
mutual funds during
specified periods
beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in
illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional
traders, which allegedly
 caused financial injury
 to the mutual fund
shareholders.
These lawsuits began
to be filed shortly after
 Federated's first public
 announcement that it had
 received requests for
information on shareholder
trading activities in the
Funds from the SEC, the
 Office of the New York
State Attorney General
("NYAG"), and other
authorities. In that
regard,
on November 28, 2005,
Federated announced
that it had reached
final settlements with
the SEC and the NYAG
with respect to those
matters.
Specifically, the SEC
and NYAG settled
proceedings against
three Federated
subsidiaries involving
undisclosed market
 timing arrangements
and late
trading. The SEC made
findings: that
Federated Investment
 Management Company
("FIMC"), an SEC-registered
 investment adviser to
various Funds,
and Federated Securities
Corp., an SEC-registered
 broker-dealer and
 distributor for the Funds,
 violated provisions of
the Investment Advisers Act
and Investment Company Act
by approving, but not
 disclosing, three market
timing arrangements, or
the associated conflict
 of interest between
FIMC and the funds
 involved in the arrangements,
 either to other fund
shareholders or to the
funds' board; and that
 Federated Shareholder
Services Company, formerly
an SEC-registered transfer
 agent, failed to prevent
a customer and a Federated
 employee from late trading
 in violation
of provisions of the
Investment Company Act.
The NYAG found that such
 conduct violated provisions
 of New York State law.
Federated entered
into the settlements
without admitting or
denying the regulators' findings.
 As Federated previously
reported in 2004, it has a
lready paid
approximately $8.0 million
to certain funds as
determined by an independent
 consultant. As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
 additional $72 million
and, among other things,
agreed that it would not
serve as investment adviser
 to any registered investment
 company unless (i) at
least 75% of the fund's
directors are independent
 of Federated,
(ii) the chairman of each
 such fund is independent
of Federated, (iii) no
action may be taken by
the fund's board or any
committee thereof
unless approved by a
majority of the independent
 trustees of the fund or
 committee, respectively,
 and (iv) the fund appoints
a "senior officer" who
reports to the independent
trustees and is responsible
for monitoring compliance
by the fund with applicable
 laws and fiduciary duties
 and for
managing the process by
which management fees
charged to a fund are
approved. The settlements
 are described in Federated's
 announcement
which, along with previous
 press releases and related
communications on those
matters, is available in
the "About Us" section of
 Federated's
website at FederatedInvestors.com.
Federated entities have also
 been named as defendants
in several additional
lawsuits that are now
 pending in the United
States District Court for
the Western District of
 Pennsylvania, alleging,
 among other things,
excessive advisory and
Rule 12b-1 fees.
The Board of the Funds
 retained the law firm
of Dickstein Shapiro LLP
 to represent the Funds
in each of the lawsuits
described in the
preceding two paragraphs.
Federated and the Funds,
 and their respective
counsel, have been
defending this litigation,
 and none of the Funds
remains a defendant in
any of the lawsuits
(though some could
potentially receive any
 recoveries as nominal
defendants). Additional
lawsuits based
upon similar allegations
 may be filed in the future.
The potential impact of
these lawsuits, all of
which seek unquantified
damages, attorneys' fees,
and expenses, and future
potential similar suits
is uncertain. Although
 we do not believe that
 these lawsuits will
have a material adverse
effect on
the Funds, there can be
no assurance that these
suits, ongoing adverse
publicity and/or other
developments resulting
 from the regulatory
investigations will not
 result in increased Fund
redemptions, reduced sales
 of Fund shares, or other
adverse consequences for
the Funds.
Current as of:  8/18/94